EXHIBIT 99.1


C&D TECHNOLOGIES, INC.
    ----------------------------------------------------------------------------
    Power Solutions
                                                      1400 Union Meeting Road
                                                      Blue Bell, PA 19422
                                                      Phone: 215-619-2700
                                                      Fax:   215-619-7841
Contacts:
Ian Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              For Immediate Release


          C&D TECHNOLOGIES AGREES TO SELL POWER ELECTRONICS DIVISION TO
                      MURATA MANUFACTURING FOR $85 MILLION


Blue Bell, Pa., June 19, 2007 -- C&D Technologies, Inc. (NYSE:CHP) today announced the signing of a definitive agreement to sell its Power Electronics Division (PED) to Murata Manufacturing Co., Ltd of Japan (Murata) for $85 million cash, subject to customary working capital adjustments. The transaction is subject to regulatory and other approvals.

With annual revenues of over $185 million, PED is a world-leading manufacturer of DC/DC converters, AC/DC power supplies, magnetics, data acquisition devices and panel meters. PED's global customer base includes many of the most respected Tier I electronics manufacturers.

Murata is one of the world's leading providers of ceramic based components, sensors and integrated electronic modules, including power supplies. The Company, headquartered in Kyoto, Japan, has over 29,000 employees worldwide and over $4.8 billion in annual sales.

Dr. William Bachrach, General Manager of PED commented, "This transaction allows the Power Electronic Division to bring a broader range of products to our existing customers, enables a new range of customers for our existing products and will improve our overall global competitiveness. Our combination with Murata provides a powerful platform for the future. We are honored to be joining such a respected and longstanding force within the electronics industry."

"The sale of our Power Electronics Division to Murata delivers a good outcome to C&D shareholders by providing the Company with liquidity to de-lever its balance sheet, fund important cost reduction programs and invest in additional growth initiatives within our Power Systems Division," stated Dr. Jeffrey Graves, President and Chief Executive Officer. "At the same time, our valued power electronics customers can look to a strong future knowing that PED will have additional resources to continue to meet and exceed the needs of their business."

As a result of the signing of this agreement, PED will be reflected in the Company's future consolidated financial statements as a discontinued operation.

About C&D Technologies

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. Through our Power Electronics Division, we manufacture and market custom, standard and modified-standard electronic power supply systems, including DC to DC converters, for large OEMs of telecommunications and networking equipment, as well as office and industrial equipment. The division also manufactures power conversion products sold into military and CATV applications as well as digital panel meters and data acquisition components. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2007, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.